EXHIBIT 77Q3 TO FORM N-SAR

Registrant Name: Phoenix-Opportunities Trust
File Number: 811-7455
Registrant CIK Number: 0001005020
Annual 09/30/08

Sub-Item 77Q3


Because the electronic format for filing Form NSAR does not provide adequate space for responding to Items 72DD1, 72DD2, 73A1, 73A2, 74U1, 74U2, 74V1, and 74V2 correctly, the correct answers are as follows:


72DD1/72DD2-
Series 3 - Class A $1,186, Class B $152, Class C $87, Class I $3,747 Series 6 - Class A $1,528, Class B $0, Class C $32, Class I $1
Series 7 - Class A  $914, Class B $20, Class C $51
Series 8 - Class A $14,408, Class B $328, Class C $626, Class I $722 Series 14 - Class A $2,836, Class B $57, Class C $56
Series 16 - Class A  $8,449, Class B $130, Class C $123
Series 18 - Class A  $6,796, Class B $782, Class C $1,112
Series 19 - Class A  $85,143, Class B $1,010, Class C $9,300,
Class I $2, Class T $7,637
Series 20 - Class A  $4,273, Class C $216, Class I $3,178
Series 21 - Class A  $1,762, Class B $34, Class C $32
Series 22 - Class A  $880, Class B $8, Class C $4
Series 23 - Class A  $214, Class C $3, Class I $2
Series 24 - Class A  $587, Class C $8, Class I $9


73A1/73A2-
Series 3 - Class A  $0.4300, Class B $0.3560, Class C $0.3550,
Class I $0.4528
Series 6 - Class A  $0.2830,  Class C $0.1835,  Class I $0.1817
Series 7 - Class A $0.1640, Class B $0.0910, Class C $0.083 Series 8 - Class A $0.4666, Class B $0.2474, Class C $0.2446,
Class I $0.5420
Series 14 - Class A  $0.3860, Class B $0.3260, Class C $0.3260
Series 16 - Class A  $0.3500, Class B $0.3100, Class C $0.3100
Series 18 - Class A  $0.6777, Class B $0.5986, Class C $0.5981
Series 19 - Class A  $0.2621, Class B $0.2392, Class C $0.2504,
Class I $0.0910, Class T $0.2273
Series 20 - Class A  $0.1677, Class C $0.0508, Class I $0.2070
Series 21 - Class A  $0.3153, Class B $0.0878, Class C $0.2009
Series 22 - Class A  $0.0920, Class B $0.0220, Class C $0.0220
Series 23 - Class A  $0.1659, Class C $0.1151, Class I $0.1830
Series 24 - Class A  $0.3940, Class C $0.3450, Class I $0.4100

74U1/74U2-
Series 3 - Class A 2,443, Class B 427, Class C 296, Class I 14,389 Series 6 - Class A 6,934, Class C 170, Class I 8
Series 8 - Class A 29,536, Class B 1,226, Class C 2,444, Class I 3,639 Series 7 - Class A 12,166, Class B 177, Class C 529
Series 14 - Class A 7,141, Class B 157, Class C 179
Series 16 - Class A 23,340, Class B 349, Class C 372
Series 18 - Class A 9,614, Class B 1,298, Class C 1,814
Series 19 - Class A 327,306, Class B 3,799, Class C 38,130,
 Class I 23 Class T 33,327
Series 20 - Class A 30,233, Class C 4,712, Class I 19,427
Series 22 - Class A 9,331, Class B 337, Class C 163
Series 23 - Class A 9,061, Class C 21, Class I 10
Series 24 - Class A 1,525, Class C 38, Class I 25

74V1/74V2-
Series 3 - Class A $9.75, Class B $9.55, Class C $9.58, Class I $9.86 Series 6 - Class A $10.91, Class C $10.89, Class I $10.90
Series 7 - Class A $9.81, Class B $9.47, Class C $9.43
Series 8 - Class A $29.19, Class B $28.85, Class C $29.17,
Class I $29.17
Series 14 - Class A $7.75, Class B $7.69, Class C $7.72
Series 16 - Class A $3.98, Class B $3.92, Class C $3.94
Series 18 - Class A $9.23, Class B $9.22, Class C $9.27
Series 19 - Class A $4.21, Class B $4.19, Class C $4.24,
Class I $4.21, Class T 4.23
Series 20 - Class A $20.54, Class C $20.27, Class I $20.58
Series 22 - Class A $7.82, Class B $7.06, Class C $7.03
Series 23 - Class A $6.72, Class C $6.70, Class I $6.72
Series 24 - Class A $9.41, Class C $9.41, Class I $9.41